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                                                                       Exhibit B
                                                                       ---------


     AGREEMENT, dated as of April 25, 1999, by and between the individual stockholder of EVEREN Capital Corporation indicated on the signature page hereto (the "Stockholder"), and First Union Corporation ("First Union").

     WHEREAS, the Stockholder is the beneficial owner of and has the right to vote _________ shares of Common Stock, each of $0.01 par value of EVEREN Capital Corporation (the "Company") (the "Shares");

     WHEREAS, First Union and the Company have entered into an Agreement and Plan of Merger (the "Plan"), pursuant to which First Union will acquire the Company (the "Acquisition"), subject to the terms and conditions of the Plan;

     WHEREAS, the Stockholder believes it is in the best interests of the Company and all of the Company's stockholders for the Acquisition to be consummated on the terms set forth in the Plan, and as a condition and inducement to First Union's willingness to enter into the Plan, the Stockholder has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

     1. The Stockholder agrees to vote (including by proxy or written consent) all the Shares, any additional Shares acquired by the Stockholder after the date hereof and any other shares of stock of the Company owned or controlled by him (other than in a fiduciary capacity), in favor of the Plan and the transactions contemplated thereby at the meeting of stockholders of the Company called for that purpose.

     2. The Stockholder agrees that he will not sell or transfer any Shares owned by him to any other party unless such party enters into an agreement, satisfactory to First Union, to abide by all the terms of this Agreement.

     3. The parties hereto agree that this Agreement shall terminate and be of no further force and effect if the Plan is terminated in accordance with its terms.

                                      B-1
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     4.  This Agreement shall not affect the Stockholder's fiduciary obligations, to the extent the Stockholder serves in such capacity, as a director or officer of the Company.

     5.  The Stockholder represents and warrants to First Union as follows:

     (i) the Stockholder has good title to the Shares and owns the Shares free and clear of any rights, claims, encumbrances, liens, interests or restrictions of any nature whatsoever, including, without limitation, any restrictions on the voting of the Shares or any rights of others to vote, or to participate (including by consultation) in the voting of, the Shares;

     (ii) this Agreement is a valid and legally binding agreement enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (iii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Stockholder, do not and will not constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Stockholder or to which the Stockholder is subject or bound, or require any consent or approval under such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

     6. The Stockholder hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with its specific terms or were otherwise breached. Accordingly, the Stockholder agrees that First Union shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which First Union may be entitled at law or in equity.

     7. This Agreement shall bind and benefit the successors, assigns, executors, trustees and heirs of the parties hereto.

                                      B-2
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This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules. Any term hereof which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the remaining terms or their validity or enforceability in any other jurisdiction.

     8. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

                                      B-3
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     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.



                                    FIRST UNION CORPORATION



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:



                                       ---------------------------
                                       (the Stockholder)

                                      B-4